EXHIBIT 99.1
INSTEEL INDUSTRIES INC.
RETURN ON CAPITAL INCENTIVE COMPENSATION PLAN
1. STATEMENT OF PURPOSE
     1.1 Statement of Purpose. The purpose of the Insteel Industries Inc. Return on Capital Incentive Compensation Plan (the “Plan”) is to encourage the creation of shareholder value by establishing a direct link between the Return on Capital (“ROC”) achieved and the incentive compensation of Participants in the Plan.
     Participants contribute to the success of Insteel Industries Inc. (the “Company”) through the application of their skills and experience in fulfilling the responsibilities associated with their positions. The Company desires to benefit from the contributions of the Participants and to provide an incentive compensation plan that encourages the sustained creation of shareholder value.
2. DEFINITIONS
     2.1 Definitions. Capitalized terms used in the Plan shall have (unless otherwise provided elsewhere in the Plan) the following respective meanings and all references to Sections in the following definitions shall refer to Sections of the Plan:
     “Beneficiary” means the person or persons designated as such in accordance with Section 6.
     “Bonus Award” means the dollar amount which results from multiplying the Bonus Percent for the Year by the Participant’s Compensation for the Year.
     “Bonus Increment” determines the sensitivity of the Bonus Award to performance and reflects the slope of the SV — Bonus Award Line. The Bonus Increment shall be calculated by multiplying five percent (5%) by the Invested Capital as of the beginning of the Year for the Participation Pool, subject to adjustment by the Committee.
     “Bonus Multiplier” means the difference between Actual SV and Minimum SV in relation to the Bonus Increment for the Participation Pool and shall be calculated by subtracting (i) the Minimum SV from (ii) the Actual SV for the Year and then dividing the difference by the Bonus Increment for the Year. If the Bonus Multiplier for the Year is less than zero (0), then the Participant’s Bonus Percent for the Year shall be zero (0). The Bonus Multiplier is capped at 2.0 unless adjusted by the Committee.
     “Bonus Percent” means the percentage amount which results from multiplying the Participant’s Target Bonus Percent for the Year by the Bonus Multiplier for the Year.
     “Capital Charge” means the Company’s WACC for the Year multiplied by the average Invested Capital for the Year.
     “Committee” means the Executive Compensation Committee of the Board of Directors of Insteel Industries, Inc. which administers the Plan.
     “Compensation” means the Participant’s actual base salary and wages earned during the Year, excluding incentive payments, salary continuation, bonuses, income from equity awards, including, without limitation, stock options, deferred compensation, commissions and any other forms of compensation over and above the Participant’s base salary and wages. Notwithstanding the foregoing,

Compensation for the Year only includes that Compensation earned after the employee is selected to participate in the Plan, unless specifically determined otherwise by Management subject to the approval of the Committee.
     “Disability” means a bodily injury or disease which results in the Participant becoming eligible for coverage under the Employer’s long-term disability plan.
     “Distribution” means the cash payment of a Bonus Award.
     “Distribution Date” means the date on which the Distribution occurs which shall be once each Year and no later than December 15 of the Year following the Year for which the Bonus Award is calculated.
     “Effective Date” means October 1, 2006, the date on which this Plan commences.
     “Employer” means Insteel Industries, Inc. (also referred to as the “Company”) and its wholly-owned subsidiaries.
     “Invested Capital” means total assets less non-interest bearing liabilities for the Participation Pool, subject to any adjustments deemed appropriate by Management subject to the approval of the Committee.
     “Management” means the executive officers of Insteel Industries, Inc., individually or as a group.
     “Minimum SV” means the SV amount at or below which no Bonus Award would be earned for the Year.
     “Net Operating Profit After Tax” (also referred to as “NOPAT”) means operating income before financing costs and income taxes reduced by income taxes based upon the Company’s effective income tax rate, as calculated for each Participation Pool. The total expenses associated with all of the Company’s incentive plans, including this Plan, are charged to the operating income of the Company prior to the computation of NOPAT.
     “Participant” means an employee of an Employer who is selected to participate in the Plan as determined by Management subject to the approval of the Committee.
     “Participation Pool” means the legal entity or business segment to which the Participant is assigned based upon his or her respective responsibilities. The SV of the Participation Pool serves as the basis for the calculation of the Participant’s Bonus Award.
     “Plan” means this Return on Capital Incentive Compensation Plan, in its current form and as it may be hereafter amended.
     “Retirement” means termination of employment by a Participant for whatever reason other than death or Disability after attainment of age fifty-five (55), or, if prior to having attained age fifty-five (55), only after having obtained the prior permission of the Committee.
     “Shareholder Value” (also referred to as “SV”) means the amount for each Participation Pool obtained by subtracting (i) the Capital Charge for the Year from (ii) Net Operating Profit After Tax for the Year, or as follows: SV = NOPAT – Capital Charge.

     “Target Bonus Percent” means the percent of the Participant’s Compensation that will be earned if actual SV equals Target SV. The Target Bonus Percent for each Participant’s position shall be established by Management subject to the approval of the Committee.
     “Target SV” means that SV amount, whether positive, negative or zero (0), which, if attained, produces a Bonus Multiplier of one (1.000). For any one Year, Target SV shall be set at zero or an alternative amount established by the Committee.
     “Weighted Average Cost of Capital” (also referred to as “WAAC”) means the Company’s weighted average cost of debt and equity expressed as a percent which represents the Company’s minimum required rate of return on capital, as determined for each Participation Pool. The WACC shall be recommended by Management and approved by the Committee on an annual basis prior to the beginning of each Year. The WACC shall be rounded to the nearest whole percent and is subject to adjustment by the Committee for significant changes in the Company’s capital structure and its cost of debt and equity.
     “Year” means the fiscal year of the Company in respect of which performance is measured under the Plan.
3. ADMINISTRATION OF THE PLAN
     3.1 Administration of the Plan. The Committee shall be the sole administrator of the Plan and shall have full authority to formulate adjustments and make interpretations under the Plan as it deems appropriate. The Committee shall also be empowered to make any and all of the determinations not herein specifically authorized which may be necessary or desirable for the effective administration of the Plan. Any decision or interpretation of any provision of this Plan adopted by the Committee shall be final and conclusive. Benefits under this Plan shall be paid only if the Committee determines, in its sole discretion, that the Participant or Beneficiary is entitled to them. None of the members of the Committee shall be liable for any act done or not done in good faith with respect to this Plan. The Company shall bear all expenses of administering this Plan.
4. AMOUNT OF BONUS AWARDS
     4.1 Establishment of Target Bonus Percent. At the time a Participant commences participation in the Plan, a Target Bonus Percent shall be established for such Participant based upon the responsibilities associated with his or her position. The Target Bonus Percent for each Participant’s position for any future Year(s) may be increased, decreased or left unchanged from the prior Year.
     4.2 Calculation of Bonus Awards.
     (a) Timing of the Calculation. The calculations necessary to obtain the Bonus Award amounts for the Year most recently ended shall be made no later than December 15 of the Year following the Year for which the Bonus Award is calculated. Such calculation shall be carried out in accordance with this Section 4.2.
     (b) Calculation of the Bonus Award. Following the end of each Year, the Bonus Multiplier shall be calculated and multiplied by the Participant’s Target Bonus Percent to arrive at the Participant’s Bonus Percent. If the Bonus Multiplier for the Year is less than zero (0), then the Participant’s Bonus Percent for that Year shall be zero (0). The Participant’s Bonus Percent shall then be multiplied by the Participant’s Compensation to arrive at the amount of the Bonus Award the Participant may receive.

     (c) Changes in Participation Pool During the Year. In the event a Participant experiences a change in his or her Participation Pool during a Year, the Participant’s Bonus Award shall be calculated separately and independently for each Participation Pool using those portions of the Participant’s Compensation earned while included in each separate Participation Pool.
     (d) Changes in Target Bonus Percent During the Year. In the event a Participant experiences a change in Target Bonus Percent without experiencing a change in Participation Pool during a Year, the Participant’s Bonus Award shall be calculated separately using those portions of the Participant’s Compensation earned while participating at each separate Target Bonus Percent.
     (e) Payment of Bonus Award. The amount of the Bonus Award to be paid to any Participant shall be paid in one lump sum cash payment by the Employer.
     (f) Taxes: Withholding. To the extent required by law, the Employer shall withhold from all Distributions made hereunder any amount required to be withheld by the federal and any state or local government or other applicable laws.
5. PAYMENT OF BONUS AWARD
     5.1 Eligibility. Bonus Awards shall not be paid to any Participant who is not employed by an Employer as of the Distribution Date, unless the Participant previously terminated employment by reason of Retirement, death or Disability. A Participant who terminates employment with all Employers, other than by reason of Retirement, death or Disability, shall not be eligible to receive any Distribution for (i) the Year that includes such termination of employment, (ii) any prior Year to the extent not paid before such termination of employment nor (iii) any future Years.
     5.2 Distributions After Retirement, Death or Disability. A Distribution for a Participant for the Year that includes such Participant’s Retirement, death or Disability or any prior Year shall be made on the same basis as for all other similarly-situated Participants, except that the Distribution for the Year that includes such Participant’s Retirement, death or Disability shall be based solely upon the Participant’s Compensation for such Year through the time of Retirement, death or Disability. A Participant who terminates employment with all Employers, by reason of Retirement, death or Disability, shall not be eligible to receive any Distribution for any Year, or relating to any portion of any Year, after Participant’s termination of employment by reason of Retirement, death or Disability.
     5.3 Payment of Bonus Award. The amount of the Bonus Award to be paid to the Participant pursuant to this Section 5 shall be paid in one lump sum cash payment by the Employer that employs the Participant.
     5.4 Taxes; Withholding. To the extent required by law, the Employer shall withhold from all Distributions made hereunder any amount required to be withheld by the Federal and any state or local government or other applicable laws.
6. BENEFICIARY DESIGNATION
     6.1 Beneficiary Designation. The Participant shall have the right, at any time and from time to time, to designate and/or change or cancel any person/persons or entity as to his or her Beneficiary (both principal and contingent) to whom Distributions under this Plan shall be made in the event of such Participant’s death prior to a Distribution. Any Beneficiary change or cancellation shall become effective only when filed in writing with the Company during the Participant’s lifetime on a form provided by or otherwise acceptable to the Company.

     The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. Any finalized divorce of a Participant subsequent to the date of filing of a Beneficiary designation form shall revoke automatically any prior designation of the divorced spouse as a Beneficiary. The spouse of a Participant domiciled in a community property jurisdiction shall be required to join in any designation of Beneficiary other than the spouse in order for the Beneficiary designation to be effective.
     If a Participant fails to designate a Beneficiary as provided above, or, if such Beneficiary designation is revoked by divorce, or otherwise, without execution of a new designation, or if all designated Beneficiaries predecease the Participant or are not living or in existence at the time of the Distribution, then the Distribution shall be made to the Participant’s estate.
7. MISCELLANEOUS
     7.1 Unsecured General Creditor. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests, or other claim in any property or assets of the Employer. Any and all assets shall remain general, unpledged, unrestricted assets of the Employer. The Employer’s obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future, and there shall be no obligation to establish any fund, any security or any otherwise restricted asset in order to provide for the payment of amounts under the Plan.
     7.2 Obligations to the Employer. If a Participant becomes entitled to a Distribution under the Plan, and, if, at the time of the Distribution, such Participant has outstanding any debt, obligation or other liability representing an amount owed to the Employer, then the Employer may offset such amounts owing to it or any affiliate against the amount of any Distribution. Such determination shall be made by Management subject to the approval of the Committee, except that determination with respect to Management shall be made by the Committee. Any election by the Committee not to reduce any Distribution payable to a member of Management shall not constitute a waiver of any claim for any outstanding debt, obligation, or other liability representing an amount owed to the Employer.
     7.3 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be unassignable and nontransferable. No part of a Bonus Award, prior to actual Distribution, shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor shall it be transferable by operation of law in the event of the Participant’s or any other persons bankruptcy or insolvency.
     7.4 Employment or Future Eligibility to Participate Not Guaranteed. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant or any former Participant any right to be retained in the employ of the Employer or receive or continue to receive any rate of pay or other compensation, nor shall it interfere in any way with the right of an Employer to terminate the Participant’s employment at any time without assigning a reason therefore. Designation as a Participant is on a Year-by-Year basis and may or may not be renewed for any employment years not yet commenced. Additionally, the Committee may in its sole discretion at any time and from time to time revoke any designation as a Participant, except that no such revocation shall terminate the designation as a Participant before the time of such action.

     7.5 Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.
     7.6 Captions. The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
     7.7 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of North Carolina.
     7.8 Validity. In the event any provision of the Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.
     7.9 Notice. Any notice or filing required or permitted to be given to the Committee shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the President and CEO of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
     7.10 Compliance. No Distribution shall be made hereunder except in compliance with all applicable laws and regulations including, without limitation, withholding tax requirements, any listing agreement with any stock exchange to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares of capital stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. No Distribution shall be made hereunder unless the Company has obtained such consent or approval as the Company may deem advisable from regulatory bodies having jurisdiction over such matters.
     7.11 No Duplicate Payments. The Distributions payable under the Plan are the maximum to which the Participant is entitled in connection with the Plan. To the extent the Participant and the Employer are parties to any other agreements or arrangements relating to the Participant’s employment that provide for payments of any bonuses under this Plan on termination of employment, this Plan shall be construed and interpreted so that the Bonus Awards and Distributions payable under the Plan are only paid once; it being the intent of this Plan not to provide the Participant any duplicative payments of Bonus Awards. To the extent a Participant is entitled to a bonus payment calculated under this Plan under any other agreement or arrangement that would constitute a duplicative payment of the Bonus Award or Distribution; to the extent of that duplication, no Bonus Award or Distribution will be payable hereunder.
     7.12 Confidentiality. The terms and conditions of this Plan and the Participant’s participation hereunder shall remain strictly confidential. The Participant may not discuss or disclose any terms of this Plan or its benefits with anyone except for Participant’s attorneys, accountants and immediate family members who shall be instructed to maintain the confidentiality agreed to under this Plan, except as may be required by law.
     7.13 Temporary Leaves of Absence. The Committee in its sole discretion may decide to what extent leaves of absence for government or military service, illness, temporary disability or other reasons shall, or shall not be, deemed an interruption or termination of employment.
8. AMENDMENT AND TERMINATION OF THE PLAN

     8.1 Amendment. The Committee may at any time amend the Plan in whole or in part provided, however, that no amendment shall be effective to affect the Participant’s right to designate a beneficiary.
     8.2 Termination of the Plan.
     (a) Employer’s Right to Terminate. The Committee may at any time terminate the Plan as to prospective earning of Awards, if it determines in good faith that the continuation of the Plan is not in the best interest of the Company and its shareholders. No such termination of the Plan shall reduce any Distributions already made.
     (b) Payments Upon Termination of the Plan. Upon the termination of the Plan under this Section, Awards for future Years shall not be made. With respect to the Year in which such termination takes place, the Employer will pay to each Participant the Participant’s Bonus Award for such Year or partial Year, less any applicable withholdings no later than the 15th day of December immediately following the Year that includes the effective date of termination of the Plan.
     (c) On the effective date of this Plan, all prior versions of this Plan are hereby terminated for all future Years. The Employer will pay to each Participant the Participant’s Bonus Award for such prior version of the Plan only to the extent set forth therein.
9. COMPLIANCE WITH SECTION 409A
     9.1 Tax Compliance. This Plan is intended to be exempt from the applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and shall be construed and interpreted in accordance therewith. The Company may at any time amend, suspend or terminate this Plan, or any payments to be made hereunder, as necessary to be exempt from Section 409A. Notwithstanding the preceding, the Company and its subsidiaries shall not be liable to any Employee or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that any Bonus Award or Distribution to be made under this Plan is subject to taxes, penalties or interest as a result of failing to comply with Section 409A. The Distributions under the Plan are designed to satisfy the exemption from Section 409A for “short-term deferrals.”
10. CLAIMS PROCEDURES
     10.1 Filing of Claim. If a Participant becomes entitled to a Bonus Award or a Distribution has otherwise become payable, and the Participant has not received the benefits to which the Participant believes he is entitled under such Bonus Award or Distribution, then the Participant must submit a written claim for such benefits to the Committee within ninety (90) days of the date the Bonus Award would have become payable (assuming the Participant is entitled to the Bonus Award) or the claim will be forever barred.
     10.2 Appeal of Claim. If a claim of a Participant is wholly or partially denied, the Participant or his or her duly authorized representative may appeal the denial of the claim to the Committee. Such appeal must be made at any time within thirty (30) days after the Participant receives written notice from the Committee of the denial of the claim. In connection therewith, the Participant or his or her duly authorized representative may request a review of the denied claim, may review pertinent documents and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than sixty (60) days after receipt of such request for review, shall furnish the Participant with a decision on review in writing, including the specific reasons for the decision, as well as specific references to the pertinent provisions of the Plan upon which the decision is based. Notwithstanding the foregoing, if the Committee has not rendered a decision on appeal within sixty (60) days after receipt of such request for review, the Participant’s appeal shall be deemed to have been denied upon the expiration of the sixty (60)-day review period.
     10.3 Final Authority. The Committee has discretionary and final authority under the Plan to determine the validity of any claim. Accordingly, any decision the Committee makes on the Participant’s appeal shall be final and binding on all parties. If a Participant disagrees with the Committee’s final decision, the Participant may bring suit, but only after the claim on appeal has been denied or deemed denied. Any such lawsuit must be filed within ninety (90) days of the Committee’s denial (or deemed denial) of the Participant’s claim or the claim will be forever barred.
     IN WITNESS WHEREOF, this Insteel Industries, Inc. Return on Capital Incentive Compensation Plan has been executed in behalf of the Company effective as of the seventh day of November, 2006.

INSTEEL INDUSTRIES, INC.

/s/ H.O. Woltz III
H.O. Woltz III
President and Chief Executive Officer